Exhibit 99.1

        AVANT
IMMUNOTHERAPEUTICS, INC.

FOR IMMEDIATE RELEASE/July 1, 2003

Una S. Ryan, Ph.D. President and CEO AVANT Immunotherapeutics, Inc. (781) 433-0771	Avery W. Catlin Chief Financial Officer AVANT Immunotherapeutics, Inc. (781) 433-0771 info@avantimmune.com	For Media: Joan Kureczka (415) 821-2413 jkureczka@aol.com

AVANT ANNOUNCES $10 MILLION PRIVATE PLACEMENT

        NEEDHAM, MA (July 1, 2003): AVANT Immunotherapeutics, Inc. (Nasdaq: AVAN) announced today it has entered into a definitive agreement with an institutional investor in a private placement for gross proceeds of $10 million. AVANT has agreed to issue 4,444,444 shares of its common stock at $2.25 per share and warrants to purchase 444,444 shares of common stock at a price of $3.00 per share. Rodman & Renshaw, Inc. served as the exclusive placement agent. The offering is expected to close today.

        "This financing provides the resources to support the development of our bacterial vaccines programs and provides for our general working capital needs," said Avery W. Catlin, Senior Vice President and Chief Financial Officer of AVANT Immunotherapeutics. "Further, our cash balances now exceed our expected requirements for the next two years."

        The shares were offered to a single accredited investor in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The offering has not been registered under the Securities Act or any state securities laws and the shares may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. In connection with the offering, AVANT Immunotherapeutics has agreed, subject to certain terms and conditions, to file a registration statement under the Securities Act covering the resale of the shares purchased and shares issuable upon exercise of the warrants. This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy shares or warrants and is being issued under Rule 135c under the Securities Act.

        AVANT Immunotherapeutics, Inc. is engaged in the discovery, development and commercialization of products that harness the human immune system to prevent and treat disease. The company is developing a broad portfolio of vaccines addressing a wide range of applications including bacterial and viral diseases, chronic human disease, biodefense and food safety. These include single-dose, oral vaccines that protect against important disease-causing agents and a novel, proprietary vaccine candidate for cholesterol management. AVANT's goal is to demonstrate proof-of-concept for its products before leveraging their value through partnerships. Current collaborations encompass the development of an oral human rotavirus vaccine, vaccines to combat threats of biological warfare, and vaccines addressed to human food safety and animal health.

        Additional information on AVANT Immunotherapeutics, Inc. can be obtained through our site on the World Wide Web: http://www.avantimmune.com.

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119 FOURTH AVENUE NEEDHAM, MA    02194-2725 USA    781-433-0771    FAX 781-433-0262    www.avantimmune.com

AVANT ANNOUNCES $10 MILLION PRIVATE PLACEMENT
July 1, 2003

        Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements which reflect AVANT's current views with respect to future events and financial performance. These forward-looking statements are based on management's beliefs and assumptions and information currently available. The words "believe", "expect", "anticipate", "intend", "estimate", "project" and similar expressions which do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to: (1) the integration of the UPT technology and programs; (2) the ability to adapt AVANT's vectoring systems to develop new, safe and effective orally administered vaccines against anthrax and plague or any other microbes used as bioweapons; (3) the ability to successfully complete development and commercialization of CETi-1, CholeraGarde™ (Peru-15), Ty800 and of other products; (4) the cost, timing, scope and results of ongoing safety and efficacy trials of CETi-1, CholeraGarde™ (Peru-15), Ty800 and other preclinical and clinical testing; (5) the ability to successfully complete product research and further development, including animal, pre-clinical and clinical studies of CETi-1, CholeraGarde™ (Peru-15), Ty800 and other products; (6) the ability of the Company to manage multiple late stage clinical trials for a variety of product candidates; (7) the volume and profitability of product sales of Megan®Vac 1 and other future products; (8) changes in existing and potential relationships with corporate collaborators; (9) the cost, delivery and quality of clinical and commercial grade materials supplied by contract manufacturers (10) the timing, cost and uncertainty of obtaining regulatory approvals to use CETi-1, CholeraGarde™ (Peru-15) and Ty800, among other purposes, to raise serum HDL cholesterol levels, to protect travelers and people in endemic regions from diarrhea causing diseases and for other products; (11) the ability to obtain substantial additional funding; (12) the ability to develop and commercialize products before competitors; (13) the ability to retain certain members of management; and (14) other factors detailed from time to time in filings with the Securities and Exchange Commission. We expressly disclaim any responsibility to update forward-looking statements.

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